Exhibit 10.33

SETTLEMENT AGREEMENT

BE IT KNOWN, that on the date set forth below personally came and appeared:

SHAW ENVIRONMENTAL & INFRASTRUCTURE, INC., a Louisiana corporation (the “Shaw E&I”);

SHAW ENVIRONMENTAL, INC., a Louisiana corporation (the “Shaw Environmental”) and

BASIN WATER, INC., a Delaware corporation (the “Basin Water”),

which, after being duly sworn, did depose and say that:

Recitals

1. WHEREAS, Basin Water and Shaw Environmental entered into a National Arsenic Sales Agreement dated December 9, 2005 (the “National Arsenic Sales Agreement”).

2. WHEREAS, on December 23, 2005, Basin Water and Shaw E&I entered into an Agreement For Purchase of Ion Exchange Units which is structured as a $5 million sale of water treatment units by Basin Water to Shaw E&I in two parts: (i) a sale of three water treatment systems in 2005 for total consideration of approximately $2.3 million and (ii) a sale of additional water treatment systems in 2006 for total consideration of approximately $2.7 million, which was subsequently adjusted to $2.5 million (“December Agreement”).

3. WHEREAS, on December 29, 2005, Shaw E&I made an initial down payment of approximately $0.2 million.

4. WHEREAS, a dispute arose between Shaw E&I and Basin Water related to the National Arsenic Sales Agreement, the December Agreement and related documents.

5. WHEREAS, in an effort to settle the outstanding dispute Shaw E&I proposes to sell Basin Water certain assets of Shaw E&I’s water treatment business, including assets related to bioreactors and biofilters, for consideration of $1.5 million (subject to adjustment for work in progress) to be paid in cash by Basin Water to Shaw E&I, Shaw Environmental, Inc., a Louisiana corporation and Envirogen, Inc., a Delaware corporation, pursuant to a separate Asset Purchase Agreement dated September 18, 2008 (the “Asset Purchase Agreement”), plus Shaw relinquishing whatever claims to or rights it may have in the water treatment systems referenced in Recital 2 above and resolution of all remaining claims under the National Sales Arsenic Sales Agreement, the December Agreement and related documents.

6. WHEREAS, in the course of its dealings with Shaw Environmental and Shaw E&I, Basin Water agreed not to solicit for employment certain Shaw Environmental or Shaw E&I employees (“Non-solicitation Obligation”) and Shaw Environmental and Shaw E&I now desires to release Basin Water from certain of its Non-solicitation Obligation.

Agreement

WHEREFORE, Shaw E&I, Shaw Environmental and Basin Water agree as follows:

1.	Termination

To the extent the following are not already terminated, and except as set forth in Paragraph 2 below, Shaw Environmental, Shaw E&I and Basin Water hereby terminate the National Arsenic Sales Agreement, the December Agreement, and related documents (collectively, the “Documents”), including all rights and obligations, if any, that arise therefrom, and neither Shaw Environmental, Shaw E&I nor Basin Water nor any of their respective representatives, insurers, employees, servants, consultants, attorneys, accountants, contractors, sub-contractors, shareholders, principals, officers, directors, supervisors, successors, predecessors, assigns, agents, subsidiary companies, parent companies, affiliated companies, or joint ventures, shall have any further rights, obligations, or liabilities under the Documents. Shaw Environmental, Shaw E&I and Basin Water each represents and warrants to the others that it has not assigned any right or obligation under the Documents.

2.	Receipt and Release

For the mutual promises and agreements contained herein and in the Asset Purchase Agreement, all instruments and agreements ancillary thereto or effecting the transactions contemplated therein, as an inducement to enter into the Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Shaw Environmental, Shaw E&I and Basin Water do hereby, for themselves and their successors and assigns, unconditionally and irrevocably, release, acquit, remit and forever discharge each other and each other’s respective representatives, insurers, employees, servants, consultants, attorneys, accountants, contractors, sub-contractors, shareholders, principals, officers, directors, supervisors, successors, predecessors, assigns, agents, subsidiary companies, parent companies, affiliated companies, and joint ventures, of, from, and against any and all past, present, and future claims, demands, disputes, losses, damages, expenses, actions, suits, causes of action and rights of action whatsoever, known and unknown, anticipated and unanticipated, foreseen or unforeseen, matured and not matured, accrued and not accrued, direct and vicarious, whether on account, in contract, in tort, for civil rights, or on any other theory, that arise out of the Documents, as well as the hiring of Tonya Chandler by Basin Water; provided, however, that Shaw Environmental and Shaw E&I do not release and expressly reserve all rights with respect to the confidentiality obligations set forth in the Documents. In addition, Shaw Environmental and Shaw E&I agree to release Basin Water from its Non-solicitation Obligation with respect to Tanya Chandler and those individuals set forth in Schedule 3.24(a) of the Asset Purchase Agreement; provided, however, that Shaw Environmental and Shaw E&I do not release and expressly reserve all rights with respect to the Non-solicitation Obligation as it relates to all other individuals.

3.	No Assignment or Subrogation

Shaw Environmental, Shaw E&I and Basin Water each represents and warrants to the other that it has not assigned or effected a subrogation of any right herein released.

4.	Disputed Claims

This settlement is a release of disputed claims among the parties.

5.	Unknown Facts

Shaw Environmental, Shaw E&I and Basin Water each acknowledge and agree that there is a risk that the facts in respect to which this settlement is made may hereafter prove to be other than or different from the facts as now known or believed, and that as a result thereof, either party may subsequently discover, incur, or suffer claims and/or damages which were unknown, unsuspected or unanticipated on the execution date hereof and which, if known, suspected or anticipated on such date may have materially affected their decision to execute this settlement. Notwithstanding the foregoing, however, Shaw Environmental, Shaw E&I and Basin Water each expressly accepts the risk of such claims and/or damages and agrees that this settlement shall, in all respects, be effective with respect thereto.

6.	No Admission of Liability

This settlement should not be construed as an admission of liability on the part of any party.

7.	Consultation with Counsel

The parties have consulted with their respective counsel, who have fully advised the parties about all of the terms and conditions of this agreement and the consequences thereof. Having all of their questions answered, the parties have knowingly and voluntarily signed this settlement. The parties acknowledge that this settlement is reasonable and proper under the circumstances and that they are not relying on any representation, inducement, or agreement, other than what is contained herein.

8.	Indemnity

Shaw Environmental, Shaw E&I and Basin Water each agree to indemnify and do hereby indemnify each other from any and all liability, loss, damage or expense, including reasonable attorney fees, that the indemnified party may suffer or incur as a consequence of any breach of any covenant or representation herein by the indemnifying party, or any attempt by the indemnifying party to rescind this settlement or any portion of this settlement, to have any provision hereof declared to be invalid, illegal or unenforceable, or otherwise to pursue, either directly or through a related person or entity, any claim, demand or cause of action released hereby.

9.	Miscellaneous Provisions

9.1. Applicable Law. This agreement shall be governed exclusively by the local, internal law of Delaware, without regard to rules relating to conflicts of law.

9.2. Expenses of Enforcement. In the event of a dispute, controversy or claim, arising out of, or related to, any provision of this agreement, all costs and expenses, including reasonable attorney fees, incurred by the prevailing party or expended in defending any of the rights or remedies hereunder, or enforcing any of the terms, conditions or provisions hereof shall be paid by the non-prevailing party or parties.

9.3. Severability. If any one or more of the provisions contained in this agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provision of this agreement. This agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

9.4. Joint Drafting. The parties have jointly participated in the negotiation and drafting of this agreement. In the event any question of intent or interpretation arises, this agreement shall be construed as if drafted by all parties.

9.5. Binding Effect. This agreement shall be binding upon the parties hereto and their successors and assigns.

9.6. No Third Party Beneficiaries. Nothing in this agreement, whether expressed or implied, is intended to confer any right or remedy under or by reason of this agreement or the transactions contemplated hereby on any person other than the parties to it, their respective successors and assigns, and any person or entity released hereby to the extent, and only to the extent, of enforcing such release; nor is anything in this agreement intended to relieve or discharge the obligation or liability of any third person to any party to this agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this agreement.

9.7. Entire Agreement. This agreement, including all schedules and exhibits hereto, if any, as well as any related portions of the Asset Purchase Agreement, if any, constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be modified, amended or terminated except by a written instrument specifically referring to this agreement signed by all the parties hereto.

9.8 Multiple Counterparts. This agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

9.9 Corporate Authority. The undersigned Malcolm D. Jarrell and W. Christopher Chisholm each represents and warrants that he possesses the necessary authority to enter into and effect this Settlement on behalf of Shaw Environmental, Shaw E&I and Basin Water, respectively.

9.10 Captions. The captions contained in this settlement were inserted for the convenience of reference only. They do not in any manner define, limit or describe the provisions of this settlement or the intentions of the parties.

[signature pages follow]

THUS DONE AND SIGNED on the 18th day of September, 2008 in the presence of the undersigned competent witnesses and me, Notary, after due and complete reading of the whole.

WITNESSES:		BASIN WATER, INC.

/s/ Mackenzie K. Phillips		By:	/s/ W. Christopher Chisholm
Printed Name:	Mackenzie K. Phillips	Name:	W. Christopher Chisholm
		Title:	Vice President and Chief Financial Officer

/s/ Michelle Speller-Thurman
Printed Name:	Michelle Speller-Thurman

NOTARY PUBLIC in and for

Parish/County of                             , State of

My Commission Expires:

Printed Name of Notary Public:

Number Assigned Notary Public:

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THUS DONE AND SIGNED on the 18th day of September, 2008 in the presence of the undersigned competent witnesses and me, Notary, after due and complete reading of the whole.

WITNESSES:		SHAW ENVIRONMENTAL & INFRASTRUCTURE, INC.

/s/ Martha Corley		By:	/s/ Malcolm D. Jarrell
Printed Name:	Martha Corley	Name:	Malcolm D. Jarrell
		Title:	Sr. V.P. Technology & Ventures

/s/ Penny Matherne
Printed Name:	Penny Matherne

NOTARY PUBLIC in and for

Parish/County of                             , State of

My Commission Expires:

Printed Name of Notary Public:

Number Assigned Notary Public:

THUS DONE AND SIGNED on the 18th day of September, 2008 in the presence of the undersigned competent witnesses and me, Notary, after due and complete reading of the whole.

WITNESSES:		SHAW ENVIRONMENTAL, INC.

/s/ Martha Corley		By:	/s/ Malcolm D. Jarrell
Printed Name:	Martha Corley	Name:	Malcolm D. Jarrell
		Title:	Sr. V.P. Technology & Ventures

/s/ Penny Matherne
Printed Name:	Penny Matherne

NOTARY PUBLIC in and for

Parish/County of                             , State of

My Commission Expires:

Printed Name of Notary Public:

Number Assigned Notary Public: